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                                                                      Exhibit 21
                                                                      ----------

                        MINE SAFETY APPLIANCES COMPANY
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          The registrant's present affiliates include the following:



                                                    State or Other
                                                    Jurisdiction of
             Name                                     Incorporation
            ------                                  ---------------
Compania MSA de Argentina S.A.                        Argentina

MSA (Aust.) Pty. Limited                              Australia

MSA-Auer Sicherheitstechnik Vertriebs GmbH            Austria

MSA Export Limited                                    Barbados

MSA Belgium NV                                        Belgium

MSA do Brasil Ltda.                                   Brazil

MSA Canada                                            Canada

MSA de Chile Ltda.                                    Chile

Wuxi-MSA Safety Equipment Co. Ltd.                    China

Rose Manufacturing Company                            Colorado

MSA International, Inc.                               Delaware

MSA de France                                         France

Auergesellschaft GmbH                                 Germany

MSA-Auer Hungaria Safety Technology                   Hungary

MSA Italiana S.p.A.                                   Italy

MSA Japan Ltd.                                        Japan

Better Breathing, Inc.                                Massachusetts

MSA de Mexico, S.A. de C.V.                           Mexico

MSA Nederland, B.V.                                   Netherlands

MSA del Peru S.A.C.                                   Peru

MSA-Auer Polska Sp. z o.o.                            Poland

MSA (Britain) Limited                                 Scotland

MSA S.E. Asia Pte. Ltd.                               Singapore

MSA Africa (Pty.) Ltd.                                South Africa

MSA Espanola S.A.                                     Spain

AB Tegma                                              Sweden

MSA (Switzerland) Ltd.                                Switzerland

Aritron Instrument A.G.                               Switzerland

MSA Zimbabwe (Pvt.) Limited                           Zimbabwe

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     The above-mentioned affiliated companies are included in the consolidated financial statements of the registrant filed as part of this annual report. The names of certain other affiliates, which considered in the aggregate as a single affiliate would not constitute a significant affiliate, have been omitted.